Exhibit 99.1
NOTE PURCHASE AND SALE AGREEMENT
     This Note Purchase and Sale Agreement (this “Agreement”) is made as of July 31, 2006 (the “Effective Date”), by and among Compass Group Diversified Holdings LLC, a Delaware limited liability company (“Buyer”), Compass Group Investments, Inc., a Bahamian International Business Company (“CGI”), and Compass Medical Mattresses Partners, LP, a Bahamian limited partnership (“Seller”).
RECITALS
     A. The Buyer is wholly-owned by Compass Diversified Trust, a statutory business trust formed under the laws of the State of Delaware (the “Trust”).
     B. CGI wholly-owns, indirectly, the Seller, and Seller is the controlling stockholder of Anodyne Medical Device, Inc., a Delaware corporation (“Anodyne”).
     C. Seller extended a loan to Hollywood Support Partners, LLC, a Delaware limited liability company (“HSP”), for the purchase of shares of Anodyne, which loan is evidenced by that certain promissory note dated February 15, 2006 in an original principal amount of $4,980,000 (the “Note”).
     D. Pursuant to that certain Stock Pledge Agreement, dated February 15, 2006 (the “Pledge Agreement”), between Seller and HSP, HSP pledged as security for the Note 95,360 shares of Series B common stock, par value $0.01 per share, of Anodyne and 40,264 shares of Series A convertible preferred stock, par value $0.01 per share, of Anodyne, and pursuant to that certain Guaranty, dated February 15, 2006 (the “Guaranty”), between Mark Bidner, an individual (“Bidner”), and Seller, Bidner unconditionally guaranteed the performance of HSP under the Note.
     E. CGI and the Seller desire that the Seller sell, and Buyer desires to purchase, the Note for the consideration and on the terms set forth in this Agreement.
AGREEMENT
1. Purchase and Sale.
     Subject to the terms and conditions of this Agreement, Seller hereby sells and transfers to Buyer, and Buyer purchases from the Seller, the Note. The purchase price for the Note will be $5,285,992 (the “Purchase Price”). Such purchase and sale is made without recourse, representation or warranty except as expressly set forth herein.
2. Deliveries.
     At the closing of the transactions contemplated by this Agreement (the “Closing”):
     (a) CGI and Seller will deliver, or cause to be delivered, to Buyer:
     (i) the Note, duly endorsed, for transfer to Buyer;
     (ii) the Assignment and Assumption Agreement, substantially in the form attached as Exhibit A hereto (the “Assignment Agreement”), duly executed by Seller; and
     (iii) such other documents and instruments as may be reasonably required by Buyer to consummate the purchase and sale of the Note.

     (b) Buyer will deliver, or cause to be delivered, to or as directed in writing by CGI:
     (i) the Purchase Price in cash by wire transfer of immediately available funds to such bank account or accounts as CGI may specify;
     (ii) the Assignment Agreement, duly executed by Buyer; and
     (iii) such other documents and instruments as may be reasonably required by CGI or the Seller to consummate the purchase and sale of the Note.
3. Representations and Warranties.
     (a) Seller (i) represents and warrants that it is legally authorized to enter into this Agreement; (ii) represents that as of the Effective Date, it is the legal and beneficial owner of the Note purchased hereunder, free and clear of any adverse claim, (iii) makes no other representation or warranty and assumes no responsibility with respect to any statement, warranties or representations made in or in connection with any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of HSP or Bidner or the performance or observance by HSP or Bidner of their obligations under the Note or any other instrument or document furnished pursuant thereto.
     (b) Buyer (i) represents and warrants that it is legally authorized to enter into this Agreement; (ii) confirms that it has received such other documents and information as it has deemed appropriate to make its own analysis and decision to enter into this Agreement; and (iii) agrees that it will, independently and without reliance upon Seller and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Note.
4. General Provisions.
     (a) Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereunder, including all fees and expenses of agents, representatives, counsel, and accountants.
     (b) Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (iii) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

If to CGI or Seller:	Compass Group Investments, Inc.
c/o Compass Group International LLC
Sixty One Wilton Road, Second Floor
Westport, Connecticut 06880
Attention: I. Joseph Massoud
Facsimile No.: (203) 221-8253

If to Buyer:	Compass Group Diversified Holdings LLC
Sixty One Wilton Road, Second Floor
Westport, Connecticut 06880
Attention: I. Joseph Massoud
Facsimile No.: (203) 221-8253

with a copy to:	The Compass Group
Sixty One Wilton Road, Second Floor
Westport, Connecticut 06880
Attention: Carrie W. Ryan, Esq.
Facsimile No.: (203) 221-8253
     (c) Further Assurances. The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.
     (d) Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (ii) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.
     (e) Entire Agreement; Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.
     (f) Assignments; Successors; No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Buyer may assign any of its rights under this Agreement to any of its Affiliates. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.
     (g) Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     (h) Section Headings; Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.
     (i) Governing Law. This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles thereof.
     (j) Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

CGI:
COMPASS GROUP INVESTMENTS, INC.

By:	/s/ Lindsey J. Cancino

Name:	Lindsey J. Cancino
Title:	Director

SELLER:
COMPASS SUPPORT SURFACES PARTNERS, L.P.

By: Navco Management, Inc., its General Partner

	By:	/s/ Lindsey J. Cancino

	Name:	Lindsey J. Cancino
	Title:	Director

BUYER:
COMPASS GROUP DIVERSIFIED HOLDINGS LLC

By:	/s/ James J. Bottiglieri

Name:	James J. Bottiglieri
Title:	Chief Financial Officer

ACKNOWLEDGED AND AGREED:

HOLLYWOOD SUPPORT PARTNERS, LLC

By:	/s/ Mark Bidner

Mark Bidner, Managing Member

MARK BIDNER

By:	/s/ Mark Bidner

Mark Bidner, an individual
Signature Page to Note Purchase and Sale Agreement